EXHIBIT 99.1

NEWS RELEASE

Media Contact:	Geoff Teeter Caroline Pecquet	(650) 225-8171 (650) 467-7078

Investor Contact:	Kathee Littrell Sue Morris	(650) 225-1034 (650) 225-6523

http://www.gene.com

GENENTECH ANNOUNCES FIRST QUARTER 2007 RESULTS

— Total Revenues Increase 43 Percent Over Q1 2006 —

SOUTH SAN FRANCISCO, Calif. - April 11, 2007 - Genentech, Inc. (NYSE: DNA) today announced financial results for the first quarter of 2007. Key results for the first quarter of 2007 include:
  U.S. product sales of $2,037 million, a 30 percent increase over U.S. product sales of $1,569 million in the first quarter of 2006.
  Operating revenues of $2,843 million, a 43 percent increase over operating revenues of $1,986 million in the first quarter of 2006.
  Non-GAAP net income increase of 61 percent to $792 million from $491 million in the first quarter of 20061; GAAP net income increase of 68 percent to $706 million from $421 million reported for the first quarter of 2006.
  Non-GAAP earnings per share increase of 61 percent to $0.74 per share from $0.46 per share in the first quarter of 20061; GAAP earnings per share increase of 69 percent to $0.66 per share from $0.39 per share reported for the first quarter of 2006.
A reconciliation between non-GAAP and GAAP earnings per share for the first quarters of 2007 and 2006 is provided in the following table:

	Non-GAAP Diluted EPS	Employee Stock-Based Compensation Expense	Roche Redemption and Special Items	Reported GAAP Diluted EPS
Q1 2007	$0.74	($0.06)	($0.02)	$0.66
Q1 2006	$0.46	($0.04)	($0.02)	$0.39
Note:  Amounts may not sum due to rounding.

The company continues to expect approximately 25 to 30 percent growth in non-GAAP earnings per share for the full year 20071, relative to 2006.

Product Sales
Product sales for the three months ended March 31, 2007 are provided in the following table (dollars in millions).

	Three Months Ended March 31,
	2007	2006	% Change
Net U.S. Product Sales
Avastin®*	$533	$398	34%
Rituxan®	535	477	12
Herceptin®	311	290	7
LUCENTIS®	211	-	-
Xolair®	111	95	17
Tarceva®	102	93	10
Nutropin® products	91	87	5
Thrombolytics	68	59	15
Pulmozyme®	52	49	6
Raptiva®	24	21	14
Total U.S. product sales**	$2,037	$1,569	30

Net product sales to collaborators	292	75	289
Total product sales**	$2,329	$1,644	42
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*
First quarter 2007 Avastin U.S. product sales include a net deferral of approximately $3 million in conjunction with the company’s Avastin Patient Assistance Program which was launched in February 2007.

**	Amounts may not sum due to rounding.

Total Costs and Expenses
Information on costs and expenses for the three months ended March 31, 2007, is provided in the accompanying tables. Key cost and expense highlights include the following:
  Cost of sales (COS), on a non-GAAP basis, increased 44 percent to $376 million, from $262 million in the first quarter of 20062. Non-GAAP COS expenses as a percentage of product sales were 16 percent, comparable to 16 percent for the first quarter of 2006. On a GAAP basis, COS expenses, including employee stock-based compensation expense for the first time, increased 50 percent to $392 million, from $262 million in the first quarter of 2006. GAAP COS expenses for the first quarter of 2007 were 17 percent of product sales, compared to 16 percent in the first quarter of 2006.
  Research and development (R&D) expenses, on a non-GAAP basis, increased 68 percent to $572 million, from $341 million in the first quarter of 20062. Non-GAAP R&D expenses as a percentage of operating revenues were 20 percent, compared to 17 percent for the first quarter of 2006. On a GAAP basis, R&D expenses increased 63 percent to $610 million, from $374 million in the first quarter of 2006. GAAP R&D expenses for the first quarter of 2007 were 21 percent of operating revenues, compared to 19 percent in the first quarter of 2006.
  Marketing, general and administrative (MG&A) expenses, on a non-GAAP basis, increased 11 percent to $445 million, from $400 million in the first quarter of 20062. Non-GAAP MG&A expenses as a percentage of operating revenues were 16 percent, compared to 20 percent in the first quarter of 2006. On a GAAP basis, MG&A expenses increased 11 percent to $491 million, from $441 million in the first quarter of 2006. GAAP MG&A expenses for the first quarter of 2007 were 17 percent of operating revenues, compared to 22 percent in the first quarter of 2006.
Clinical Development
Genentech announced that it and its collaborator Biogen Idec, Inc. successfully submitted to the U.S. Food and Drug Administration (FDA) during the first quarter of 2007 a supplemental Biologics License Application (sBLA) seeking to expand the Rituxan® (Rituximab) label to include inhibition of progression of structural damage in patients with moderately-to-severely active rheumatoid arthritis who have had an inadequate response to previous treatment with one or more tumor necrosis factor (TNF) antagonist therapies. Genentech also completed enrollment in a Phase II/III trial of Rituxan in systemic lupus erythematosus, EXPLORER, and a Phase II study of Avastin® (bevacizumab) in glioblastoma multiforme. The company initiated enrollment in four Phase II Avastin studies in extensive small cell lung cancer, in metastatic melanoma, and in combination with sunitinib malate in both non-small cell lung cancer and metastatic breast cancer. Additionally, the company made Phase II "go" decisions for two of its apoptosis oncology molecules - Apomab and Apo2L/TRAIL. As previously announced, Genentech also made a "go" decision for a Phase III study of Omnitarg™ (pertuzumab), Herceptin® (Trastuzumab) and Taxotere versus Herceptin and Taxotere for patients with HER2-positive first-line metastatic breast cancer.

Webcast:
Genentech will be offering a live webcast of a discussion by Genentech management of the earnings and other business results on Wednesday, April 11, 2007, at 2:15 p.m. Pacific Time (PT). The live webcast may be accessed on Genentech's website at http://www.gene.com. This webcast will be available via the website until 5:00 p.m. PT on May 2, 2007. A telephonic audio replay of the webcast will be available beginning at 5:15 p.m. PT on April 11, 2007 through 5:15 p.m. PT on April 18, 2007. Access numbers for this replay are: 1-888-203-1112 (U.S./Canada) and 1-719-457-0820 (international); conference ID number is 8427457.

About Genentech:
Founded more than 30 years ago, Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant unmet medical needs. A considerable number of the currently approved biotechnology products originated from or are based on Genentech science. Genentech manufactures and commercializes multiple biotechnology products and licenses several additional products to other companies. The company has headquarters in South San Francisco, California and is listed on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

About Genentech's Commitment to Patient Access:
Genentech is committed to eligible patients having access to our therapies. For those eligible patients treated for approved indications in the United States who do not have insurance or who cannot afford their out-of-pocket co-pay costs, Genentech has several support programs. Since 1985, Genentech has donated free product to uninsured patients and those deemed uninsured due to payor denial through its Genentech® Access to Care Foundation (GATCF) and the Genentech Endowment for Cystic Fibrosis. In 2006 alone, GATCF supported over 14,000 patients by providing approximately $205 million of free product. Since 2005, Genentech has donated approximately $70 million to various independent public charities that provide financial assistance to eligible patients who cannot access needed medical treatment due to co-pay costs. Through its Single Point of Contact (SPOC) program, Genentech provides patients with assistance and information on a broad array of reimbursement services and support.

For information on Genentech's latest business and product development events please refer to http://www.gene.com/gene/news/press-releases/index.jsp.

This press release contains a forward-looking statement regarding growth in non-GAAP earnings per share (EPS) for 2007. Such statement is a prediction and involves risks and uncertainties such that actual results may differ materially. Among other factors, growth in non-GAAP EPS could be affected by a number of factors, including unexpected safety, efficacy or manufacturing issues, additional time requirements for data analyses, BLA preparation or decision making, need for additional clinical studies, FDA actions or delays, failure to obtain or maintain FDA approval, competition, pricing, reimbursement, intellectual property or contract rights, the ability to supply product, product withdrawals, new product approvals and launches, achieving sales revenue consistent with internal forecasts, costs of sales, R&D or MG&A expenses, unanticipated expenses such as litigation or legal settlement expenses or equity securities writedowns, stock-based compensation expense, contract revenues and royalties, fluctuations in tax and interest rates, and changes in accounting or tax laws or the interpretation of such laws. Please also refer to Genentech's periodic reports filed with the Securities and Exchange Commission. Genentech disclaims, and does not undertake, any obligation to update or revise the forward-looking statement in this press release.

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1
Genentech's non-GAAP net income and non-GAAP earnings per share exclude the after-tax impact of recurring charges related to the 1999 redemption of Genentech's stock by Roche Holdings, Inc., litigation-related special items and employee stock-based compensation expense associated with Genentech's adoption of FAS 123R on January 1, 2006. Note that Genentech's cumulative effect of a change in accounting principle related to sabbatical leave associated with the adoption of Emerging Issues Task Force Issue No. 06-2 on January 1, 2007, which was $26 million, net of tax, was recognized as an adjustment to retained earnings and not expensed as previously communicated. The differences in non-GAAP and GAAP numbers are reconciled in the accompanying tables and on http://www.gene.com.

2
Genentech’s non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense associated with Genentech's adoption of FAS 123R on January 1, 2006. Stock-based compensation expense was recognized in COS for the first time in the first quarter of 2007 as the company capitalized employee stock-based compensation into inventory produced in 2006 and is beginning to sell those products in 2007. The differences in non-GAAP and GAAP numbers are reconciled in the accompanying tables and on http://www.gene.com.

GENENTECH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2007	2006
Revenues:
Product sales	$2,329	$1,644
Royalties	419	286
Contract revenue	95	56
Total operating revenues	2,843	1,986

Costs and expenses:
Cost of sales (includes employee stock-based compensation expense: three months-2007-$16; 2006-$0)	392	262
Research and development (includes employee stock-based compensation expense: three months-2007-$38; 2006-$33)	610	374
Marketing, general and administrative (includes employee stock-based compensation expense: three months-2007-$46; 2006-$41)	491	441
Collaboration profit sharing	252	226
Recurring charges related to redemption	26	26
Special items: litigation-related	13	13
Total costs and expenses	1,784	1,342

Operating income	1,059	644

Other income (expense):
Interest and other income, net(1)	74	53
Interest expense	(18)	(19)
Total other income, net	56	34

Income before taxes	1,115	678
Income tax provision	409	257
Net income	$706	$421

Earnings per share:
Basic	$0.67	$0.40
Diluted	$0.66	$0.39

Weighted average shares used to compute earnings per share:
Basic	1,053	1,054
Diluted	1,071	1,075
_______________________
(1)
"Interest and other income, net" includes interest income, net realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain biotechnology debt and equity securities. For further detail, refer to our web site at www.gene.com.

GENENTECH, INC.
RECONCILIATION OF GAAP to NON-GAAP NET INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2007	2006
GAAP net income	$706	$421
Employee stock-based compensation expense under FAS 123R(1) included in the following operating expenses:
Cost of sales	16	-
Research and development	38	33
Marketing, general and administrative	46	41
Recurring charges related to redemption(2)	26	26
Special items: litigation-related(3)	13	13
Income tax effect(4)	(53)	(43)
Non-GAAP net income	$792	$491

Non-GAAP earnings per share:
Diluted	$0.74	$0.46

Non-GAAP weighted average shares used to compute earnings per share(5):
Diluted	1,071	1,076
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(1)
Represents employee stock-based compensation expense associated with FAS 123R. No employee stock-based compensation expense was recognized in GAAP-reported cost of sales in any period ending prior to January 1, 2007.

(2)	Represents the amortization of intangible assets related to the 1999 redemption of Genentech's common stock by Roche Holdings, Inc.
(3)	Includes accrued interest and bond costs in the first quarters of 2007 and 2006 related to the City of Hope trial judgment.
(4)
Reflects the income tax effects of excluding employee stock-based compensation expense under FAS 123R, recurring charges related to the redemption of our common stock, and litigation-related special items.

(5)	Weighted average shares used to compute non-GAAP diluted earnings per share were computed exclusive of the methodology used to determine dilutive securities under FAS 123R.

2007 Reconciliation of GAAP and Non-GAAP EPS Estimates
Our 2007 non-GAAP EPS estimate does not include the effects of: (i) recurring amortization charges related to the 1999 redemption of our common stock by Roche Holdings, Inc., which are estimated to be approximately $104 million on a pretax basis in 2007, (ii) litigation-related special items for accrued interest and associated bond costs on the City of Hope judgment which are currently estimated to be approximately $54 million on a pretax basis in 2007, (iii) income tax effect of $63 million on recurring charges related to the redemption of our common stock and litigation-related special items, (iv) employee stock-based compensation expense, which we expect the net of tax diluted EPS impact to be in the range of $0.23 to $0.25 per share for 2007, and (v) any in-process R&D charge and amortization of intangible assets that would result if we acquire Tanox, Inc. Our 2007 GAAP EPS would include the items listed above as well as any other potential special charges related to existing or future litigation or its resolution, or changes in accounting principles, all of which may be significant. Note that our cumulative effect of a change in accounting principle related to sabbatical leave associated with our adoption of Emerging Issues Task Force Issue No. 06-2 on January 1, 2007, which was $26 million, net of tax, was recognized as an adjustment to retained earnings and not expensed as previously communicated.

The statements regarding the amounts relating to the 1999 Roche redemption of our common stock, litigation-related special items and employee stock-based compensation expense are forward-looking and such statements are predictions and involve risks and uncertainties such that actual results may differ materially. The amounts identified above could be affected by a number of factors, including a re-valuation of certain intangible assets, greater than expected litigation-related costs, the number of options granted to employees, our stock price and certain valuation assumptions concerning our stock. We disclaim, and do not undertake, any obligation to update or revise any of these forward-looking statements.

GENENTECH, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(In millions)
(Unaudited)

	March 31, 2007	December 31, 2006
Selected consolidated balance sheet data:
Cash, cash equivalents and short-term investments	$2,903	$2,493
Accounts receivable - product sales, net	1,077	965
Accounts receivable - royalties, net	481	453
Accounts receivable - other, net	134	248
Inventories	1,297	1,178
Long-term marketable debt and equity securities	1,889	1,832
Property, plant and equipment, net	4,353	4,173
Goodwill	1,315	1,315
Other intangible assets	449	476
Other long-term assets	1,397	1,342
Total assets	15,688	14,842
Total current liabilities(1)	2,078	2,010
Long-term debt(2)	2,267	2,204
Total liabilities	5,540	5,364
Total stockholders' equity	10,148	9,478

	Three Months
	Ended March 31,
	2007	2006
Selected consolidated cash flow data:
Capital expenditures(2)	$209	$253

Total GAAP(3) depreciation and amortization expense	106	96
Less: redemption related amortization expense(4)	(26)	(26)
Non-GAAP depreciation and amortization expense	$80	$70
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(1)	Certain reclassifications have been made at December 31, 2006 to conform to the March 31, 2007 presentation.
(2)
Capital expenditures exclude approximately $57 million at March 31, 2007 and $27 million at March 31, 2006 in capitalized costs related to our accounting for construction projects of which we are considered to be the owner during the construction period. We have recognized related amounts as a construction financing obligation in long-term debt. The balances in long-term debt related to the construction financing obligation are $276 million at March 31, 2007 and $216 million at December 31, 2006.

(3)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or "GAAP").
(4)	Represents the amortization of intangible assets related to the 1999 redemption of Genentech's common stock by Roche Holdings, Inc.